EXHIBIT 10-E

                                MUNSINGWEAR, INC.

                         DIRECTOR STOCK OPTION AGREEMENT


         THIS OPTION AGREEMENT is made as of the 22nd day of September, 1995, between Munsingwear, Inc., a Delaware corporation (the "Company"), and Thomas D. Gleason, a member of the Board of Directors of the Company (the "Optionee").

         WHEREAS, the Company desires to provide Optionee with an opportunity to purchase shares of its common stock, $.01 par value (the "Common Stock"), as hereinafter provided.

         THEREFORE, the parties hereby agree as follows:

         1. Grant of Option. The Company hereby grants to the Optionee the right and option (hereinafter called the "Option") to purchase from the Company all or any part of an aggregate amount of 5,000 shares of the Common Stock of the Company on the terms and conditions herein set forth.

         2. Purchase Price. The purchase price of the shares of the Common Stock covered by this Option shall be $7.50 per share.

         3. Term of Option. The term of the Option shall be for a period of five
(5) years from the date hereof (the "Option Date"), subject to earlier termination as hereinafter provided.

         4. Exercise of Option. The Option may be exercised in whole or in part at any time during the term specified in paragraph 3 above.

         5. Non-Transferability. The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Optionee, only by the Optionee.

         6. Termination of Status. In the event the Optionee shall cease to be a member of the Company's Board of Directors for any reason whatsoever, any unexercised Option shall terminate and be deemed canceled thirty (30) days thereafter. In no event shall the option be exercisable after the expiration of the term of the Option specified in paragraph 3.

         7. Method of Exercising Option. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by written notice to the Secretary of the Company at the principal office of the Company. Such notice shall state the election to exercise the Option and the number of shares in respect of which it is being exercised, and shall be signed by the person so exercising the Option. Such notice shall be accompanied by payment of the full purchase price of such shares, which payment shall be made in cash or by check or bank draft payable to the Company, or, provided such form of payment does not result in a charge to earnings of the Company for financial accounting purposes, by delivery of shares of Common Stock of the Company with a fair market value equal to the purchase price or by a combination of cash and such shares, whose fair market value shall equal the purchase price. For purposes of this paragraph, the "fair market value" of the Common Stock of the Company shall mean the value of the Common Stock on a given date as determined by the Company in accordance with Section 422 of the Internal Revenue Code of 1986, as amended, and any applicable Treasury Department regulations with respect to "incentive stock options." In the event the Option shall be exercised by any person other than the Optionee, such notice shall be accompanied by appropriate proof of such right of such person to exercise the Option.

         8. Withholding Requirements. Upon exercise of the Option by the Optionee and prior to the delivery of shares purchased pursuant to such exercise, the Company shall have the right to require the Optionee to remit to the Company cash in an amount sufficient to satisfy applicable federal and state tax withholding requirements. The Company shall inform the Optionee as to whether it will require the Optionee to remit cash for withholding taxes in accordance with the preceding sentence within two (2) business days after receiving from the Optionee notice that such Optionee intends to exercise, or has exercised, all or a portion of the Option.

         9. Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, other change in corporate structure affecting the Common Stock, or spin-off or other distribution of assets to shareholders, an adjustment shall be made in the number and option price of shares subject to the Option as may be determined to be appropriate by the Company.

         10. Disputes. As a condition of the granting of the Option herein granted, the Optionee agrees, for the Optionee and the Optionee's personal representatives, that any dispute or disagreement which may arise under or as a result of or pursuant to this Agreement shall be determined by the Company, in its sole discretion, and that its interpretation of the terms of this Agreement shall be final, binding and conclusive.

         11. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

         IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement as of the date and year first above written.

OPTIONEE                                                      MUNSINGWEAR, INC.


____________________________                 By______________________________
Thomas D. Gleason                             Its____________________________